EXHIBIT 3

                                WARRANT AGREEMENT

            WARRANT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of April 6, 1999, by and between Security Capital Corporation, a Delaware corporation (the "COMPANY" or "SCC"), and CIBC Capital Corporation ("CIBC CAPITAL").

                                   WITNESSETH:

            WHEREAS, pursuant to the Credit Agreement, dated as of April 6, 1999, among Primrose School Franchising Company (the "BORROWER"), Primrose Holdings, Inc. ("HOLDINGS"), the lenders parties thereto (the "LENDERS"), and Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent, (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), the Lenders have agreed to make loans to, and CIBC, as the issuing lender under letters of credit, has agreed to issue letters of credit for the account of, Holdings and the Borrower;

            WHEREAS, to induce CIBC to enter into the Credit Agreement and to act as administrative agent for the Lenders thereunder, the Company has agreed to issue to CIBC Capital, an affiliate of CIBC, or its designees, in exchange for the Primrose Warrants (as hereinafter defined), warrants to purchase up to a number of shares (the "SHARES") of Class A Common Stock, par value $0.01 per share, of the Company (the "STOCK"), having a market value, as determined as set forth herein, equivalent to the Value of the Primrose Interests (as each of such terms is defined herein) at the time of exercise, at an initial exercise price of $0.01 per Share (the "WARRANT").

            NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. GRANT. The Company hereby agrees to grant to CIBC Capital and/or its assigns, at any time (the date of any such grant being referred to herein as the "EXCHANGE DATE") from April 6, 2004 to the expiration of the Warrant Exercise Term (as defined in the Primrose Warrant Agreement), warrants for the right to purchase, at any time from the Exchange Date until 5:00 P.M., New York City time, on April 6, 2009 (the "WARRANT EXERCISE TERM"), a number of Shares of Stock equal to that number of Shares, the product of which number of Shares and the Current Market Price per share of which is equivalent to the Value of the Primrose Stock as of the Exchange Date, subject to adjustment as hereinafter provided, at an initial exercise price of $0.01 per Share (subject to adjustment as provided in Section 7 hereof). Such grant shall be made to CIBC Capital and/or its assigns (each, an "EXCHANGING PERSON") upon (a) delivery by such Exchanging Person of a written notice to the Company making demand thereof and providing that such notice is accompanied by the Primrose Warrant Certificates held by such Exchanging Person, and (b) the delivery to the Company by such Exchanging Person of the Primrose Warrant Certificates held by such Person for cancellation. The Company shall, upon such delivery of such
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Primrose Warrant Certificates and the issuance of the Warrant Certificates to such Exchanging Person hereunder, return such Primrose Warrant Certificates for cancellation.

            2. WARRANT CERTIFICATE. The Warrant shall be evidenced by the form of warrant certificate (the "WARRANT CERTIFICATE") to be delivered on the Exchange Date pursuant to this Agreement in the form set forth as Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

            3. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the following meanings, unless the context otherwise requires:

            "Primrose":  means Primrose Holdings, Inc.

            "Primrose Liquidity Event": means a "Liquidity Event" as defined in the Primrose Warrant Agreement.

            "Primrose Shares": means the "Shares", as defined in the Primrose Warrant Agreement.

            "Primrose Warrant": means that warrant issued pursuant to the Primrose Warrant Agreement.

            "Primrose Warrant Agreement": means that Warrant Agreement, dated as of April 6, 1999, between Primrose Holdings, Inc. and CIBC Capital Corporation, as the same may be amended, supplemented or otherwise modified from time to time.

            "Primrose Warrant Certificates": means the warrant certificates evidencing the Primrose Warrant issued from time to time under the Primrose Warrant Agreement.

            "Value": with respect to the Primrose Shares at any time, means the purchase price for such Primrose Shares determined as provided in Section 3(b)(i) of the Primrose Warrant Agreement.

            "Zero Coupon Certificate of Designations": as defined in the Credit Agreement.

            "Zero Coupon Convertible Preferred Stock": as defined in the Credit Agreement.

            4. EXERCISE OF WARRANT; PUT AND CALL.

            (a) The Warrant is exercisable at a price of $0.01 per Share (the "EXERCISE PRICE"), payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Section 7 hereof. Upon surrender of the Warrant Certificate duly executed together with payment of the Exercise Price for the Shares purchased, at the Company's principal offices located as of the date hereof at 1111 North Loop West, Suite 400, Houston, Texas 77008, the registered holder of the Warrant Certificate (the "HOLDER") shall be registered on the books and records of the Company as the owner of the Shares so exchanged or purchased and, if such Shares are evidenced by certificates, shall be entitled to receive a

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certificate or certificates for the Shares so exchanged or purchased. The purchase and exchange rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional units of the Stock).

            (b) (i) Any Holder of the Warrant shall have the right, at any time commencing on the earlier of April 6, 2004 and the date of a Primrose Liquidity Event and ending on and including the last day of the Warrant Exercise Term, upon thirty (30) days' written notice to the Company, to require the Company to repurchase, and the Company hereby agrees to repurchase, the Warrant owned by such Holder at any time during the Warrant Exercise Term at a purchase price equal to the Value of the Primrose Shares.

            (ii) The Company shall have the right, at any time commencing on the earlier of April 6, 2004 and the date of a Primrose Liquidity Event and ending on and including the last day of the Warrant Exercise Term, upon thirty (30) days' written notice to the Holder of the Warrant, to repurchase, and the Holder of the Warrant hereby agrees to sell, the Warrant owned by such Holder at a purchase price equal to 110% of the purchase price at which the Holder would be entitled to require the Company to repurchase such Warrant at such time pursuant to clause (i) of this Section 4(b).

            (iii) In the event of any dispute concerning the price payable under this Section 3(b), the matter shall be referred to a firm of independent public accountants of nationally recognized standing, selected by the Majority Holders and reasonably acceptable by the Company, for resolution, and the determinations of such firm as to all matters of fact and computation shall be binding on the parties hereto absent manifest error. The fees and expenses of the independent public accountants referred to in above shall be for the account of the Company.

            5. ISSUANCE OF CERTIFICATES.

            (a) Upon the exercise or exchange of the Warrant, the registration of the Holder thereof as the owner of the Shares on the books and records of the Company and, if applicable, the issuance of certificates for the Shares, shall be made forthwith (and in any event within five Business Days (as defined in the Credit Agreement) thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 6 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in such registration and the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (b) The Warrant Certificate and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. The

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Warrant Certificate shall be dated as of the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

            (c) The Warrant Certificate and, upon exercise of the Warrant, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

                  "The Shares represented by this certificate have not been
            registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel for the Company, stating that an exemption from registration under the Act is available.

                  The shares represented by this certificate are subject to
            certain restrictions on transfers set forth in Article FOURTH (C) of the Corporation's Certificate of Incorporation, the full text of which is printed on the reverse side of this certificate. ANY DIRECT OR INDIRECT ATTEMPT TO ACQUIRE CLASS A COMMON STOCK OF THE CORPORATION OR CONTINGENT OR NONCONTINGENT RIGHTS TO ACQUIRE SUCH STOCK IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

            6. RESTRICTION ON TRANSFER OF WARRANT. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrant is being acquired as an investment and not with a view to the distribution thereof. The Warrant may not be sold, transferred, or assigned, except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) upon the delivery by the Holder to the Company of an opinion of counsel, reasonably satisfactory to counsel for the Company, stating that an exemption from registration under the Act is available.

            7. REGISTRATION RIGHTS.

            (a) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant and the Shares have not been registered for purposes of public distribution under the Act.

            (b) REGISTRABLE SECURITIES. As used herein, the term "Registrable Security" means the Shares and any share of Stock or other securities issued in any Company distribution or similar transaction relating to Stock; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution

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of such security or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Interest, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 7 pursuant to the provisions of Section 8 hereof.

            (c) PIGGYBACK REGISTRATION.

            (i) If, at any time during the ten years following the date of this Agreement, the Company proposes to register its securities or any such securities of the Company held by its security holders by filing a registration statement, or any post-effective amendment to a registration statement filed by the Company, pursuant to the Act (in any such case, other than pursuant to Form S-4 or S-8 of the Act or any successor form) (a "REGISTRATION STATEMENT"), it will give written notice of its intention to do so by registered mail ("NOTICE"), at least 30 business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "REQUESTING HOLDER"), made within 15 business days after receipt of the Notice, that the Company include the Requesting Holder's Registrable Securities in the proposed Registration Statement (such request to specify the number and classes of Registrable Securities to be so included in an amount equal to no less than the Requesting Holder's total number of Registrable Securities), the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register (a "PIGGYBACK REGISTRATION"), at the Company's sole cost and expense; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling security holders, will exceed the maximum amount of the Company's securities which can be marketed (1) at a price reasonably related to their then current market value, or (2) without materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

            (ii) If securities are proposed to be offered for sale pursuant to such Registration Statement by other selling security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Registrable Securities to be offered by the Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the managing underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Registrable Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

            (iii) Notwithstanding the provisions of this Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section

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      7(c) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof. Any Requesting Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 7(c) by giving written notice to the Company of its request to withdraw.

            (d) DEMAND REGISTRATION.

            (i) At any time from the Exchange Date to last day of the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7(d)(iii) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7(c) hereof), exercisable by written notice to the Company (the "DEMAND REGISTRATION REQUEST"), to have the Company prepare and file with the Securities and Exchange Commission (the "COMMISSION"), on one occasion, at the sole cost and expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof, for a period of 24 consecutive months.

            (ii) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7(d)(ii), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7(d)(i) hereof by notifying the Company of their decision to include such securities within ten days of their receipt of the Company's notice.

            (iii) The term "Majority Holder" as used herein shall mean any holder or any combination of holders of Registrable Securities, if the Holder's aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) of Registrable Securities constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) of the Registrable Securities.

            (iv) A registration under this Section 7(d) will not be deemed to have been effected unless the Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of the Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, such registration will be deemed not to have been effected as to the Shares subject to such stop order, injunction, other order, requirement or limitation. If (i) a registration requested

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      pursuant to this Section 7(d) is deemed not to have been effected or (ii)
      the Registration Statement requested pursuant to this Section 7(d) does not remain effective for a period of at least 24 consecutive months beyond the effective date thereof, then the Company shall continue to be obligated to effect such registration pursuant to this Section 7(d).

            (e) REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 7(d) hereof (each, a "SELLING HOLDER"), the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

            (i) The Company will as expeditiously as possible prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed Registration Statement to become and remain effective for a period of not less than 24 consecutive months.

            (ii) The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 24 consecutive months, and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method of disposition of each holder of Registrable Securities selling Registrable Securities thereunder.

            (iii) The Company will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish to (A) the Holder and (B) the counsel representing the Holder, copies of such Registration Statement, each amendment or supplement thereto and any prospectus included in such Registration Statement (including any preliminary prospectus) as proposed to be filed, together with exhibits thereto and documents incorporated by reference therein, which documents will be subject to review and approval by the foregoing within five days after delivery, and thereafter furnish to the Holder and counsel such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), any prospectus included in such Registration Statement (including any preliminary prospectus) and such other documents or information as the Holder or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder.

            (iv) After the filing of the Registration Statement, the Company will promptly notify the Holder of Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

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            (v) The Company will use its best efforts to (A) register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions in the United States as any Selling Holder of such Registrable Securities may reasonably (in light of such Selling Holder's intended plan of distribution, if any) request, and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (2) subject itself to taxation in any such jurisdiction, or (3) consent to general service of process in any such jurisdiction.

            (vi) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, (i) of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) promptly make available to each Selling Holder the number of copies of any such supplement or amendment as each Selling Holder may reasonably request, and
      (iii) of the period during which sales of the Registrable Securities cannot be made.

            (vii) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            (viii) The Company will use its best efforts to cause all such Registrable Securities (other than the Warrant) to be listed on each exchange or market on which the Interest is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or market and, without limiting the generality of the foregoing and to the extent require under the rules of the relevant exchange or over-the-counter market, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc. (the "NASD").

            (ix) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding such Selling Holder's proposed distribution of Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as

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      may be requested by the Commission or the NASD. The Company may exclude from such registration any Selling Holder who fails to provide such information.

            (f) REGISTRATION EXPENSES. In connection with any Demand Registration pursuant to Section 7(d) hereof and any Piggyback Registration pursuant to Section 7(c) hereof, the Company shall pay the following registration expenses incurred in connection with the registrations thereunder:
(i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) fees and expenses associated with filings to be made with the NASD (including fees and disbursements of counsel in connection therewith), (iv) printing expenses, (v) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vii) fees and disbursements of counsel for the Company and customary fees and expenses for independent public accountants retained by the Company, (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, (ix) reasonable fees and expenses of one firm of counsel for the Holder to be chosen by the Holder and (x) any reasonable out-of-pocket expenses of the Holder. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, such costs to be borne by the holder or holders making the request.

            (g) INDEMNIFICATION AND CONTRIBUTION.

            (i) The Company agrees to indemnify, defend and hold harmless any holder of Registrable Securities to be sold pursuant to any Registration Statement, any person deemed to be an underwriter under the Act and each person, if any, who controls such holder or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each such holder or person deemed to be an underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling persons (collectively, the "HOLDER INDEMNIFIED PARTIES") from and against any losses, claims, damages, judgments, liabilities and expenses, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense, settlement, and investigation and all attorneys' fees and expenses), to which such Holder indemnified party may become subject (regardless of whether such Holder indemnified party is a party to the litigation, if any) under the Act or otherwise, and will reimburse, as incurred, such Holder indemnified party for any legal or other expenses reasonably incurred in connection with settling, investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages, judgments, liabilities and expenses, insofar as such losses, claims, damages, judgments, liabilities and expenses (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) a Registration Statement or any other registration statement filed by the Company under the Act, any preliminary prospectus or prospectus included therein, or any amendment or supplement thereto, required to be filed or furnished by reason of this Agreement, or (2) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to

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      qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY Application"), or (B) arise out of or are based upon the omission or alleged omission to state in any such registration statement, any preliminary prospectus, prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, and with respect to any preliminary prospectus or prospectus, in light of the circumstances in which they were made, not misleading; PROVIDED, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, judgment, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made based upon, and in conformity with, written information furnished by or through any holder of Registrable Securities to the Company concerning the holders of Registrable Securities or the underwriters specifically for use in the preparation of such registration statements or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary prospectus or prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

            (ii) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Holder indemnified party with respect to which indemnity may be sought against the Company pursuant to this Section 7(g), the Holder shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel satisfactory to such Holder indemnified party and payment of all fees and expenses; PROVIDED, that the omission so to notify the Company shall not relieve the Company from any liability that it may have to such Holder indemnified party. A Holder indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company. It is understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Holder indemnified parties, which firm shall be designated in writing by the Holder and that all such fees and expenses shall be reimbursed as they are incurred. Anything in this paragraph to the contrary notwithstanding (x) no Holder indemnified party shall be liable for any settlement of any such claim or action effected without the written consent of such Holder indemnified party (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Holder indemnified parties, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each Holder indemnified party from and against any loss or liability by reason of such settlement or judgment and (y) no settlement of any such claim or action shall be effected without including an unconditional and irrevocable release of the Holder indemnified parties from all liability in respect of such claim or action.

            (iii) Each holder of Registrable Securities severally, but not jointly, will indemnify, defend and hold harmless the Company, each of its directors, each nominee

      (if any) for director named in the prospectus included in the Registration Statement, each of its officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and such persons' officers, directors and employees (collectively, the "Company indemnified parties") to the same extent as the foregoing indemnity from the Company but only with respect to written information furnished through such holder of Registrable Securities to the Company concerning such holder of Registrable Securities specifically for use in the preparation of such Registration Statement or prospectus. In case any action shall be brought against any Company indemnified party based on such Registration Statement or any prospectus and in respect of which indemnity may be sought against any holder of Registrable Securities pursuant to this Section 7(g)(iii), the holder of Registrable Securities shall have the rights and duties given to the Company by Section 7(g) (except that if the Company shall have assumed the defense thereof such holder shall not be required to do so, but such holder may nonetheless employ separate counsel therein and participate in the defense thereof; provided that the fees and expenses of such separate counsel shall be at such holder's expense), and the Company indemnified parties shall have the rights and duties given to the Holder indemnified parties by Section 7(g)(a).

            (iv) In order to provide for just and equitable contribution under the Act in any case in which (A) the Holder makes claim for indemnification pursuant to Section 7(g) hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of
      Section 7(g) provide for indemnification in such case, or (B) contribution under the Act may be required on the part of any holder of Registrable Securities or Company indemnified party, then the Company indemnified party and any such holder of Registrable Securities shall contribute to the aggregate losses, claims, damages, judgments, liabilities or expenses to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense, settlement and investigation and all reasonable attorneys' fees and expenses) in either such case (after contribution from others) in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and any holder of Registrable Securities on the other hand, provided, however, that if such allocation is not permitted by applicable law then the relative fault of the Company and any holder of Registrable Securities in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the holder of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holder agree that it would not be just and equitable if the respective obligations of the Company and the holders of Registrable Securities to contribute pursuant to this Section 7(g)(iv) were to be determined by pro rata or per capita allocation of the aggregate damages (even if the holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(g)(iv), that the contribution of each contributing holder of Registrable Securities shall not be in excess of the amount by which proceeds received by such person from sales of Registrable Securities exceeds the amount of any damages that such holder of Registrable Securities shall have otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this paragraph is not permitted by law, then any holder of Registrable Securities shall be entitled to contribution from the Company and the Company shall be entitled to contribution from any holder of Registrable Securities to the full extent permitted by law.

            (v) Notwithstanding anything contained herein to the contrary, no holder of Registrable Securities or person that controls any such holder within the meaning of the Act, if applicable, shall be obligated to indemnify any Company indemnified party or to make any contribution pursuant to this Section 7(g), in an amount in excess of the net proceeds received by such holder of Registrable Securities with respect to the sale of its Registrable Securities.

            (h) NO OBLIGATION TO EXERCISE. Nothing contained in this Agreement shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

            8. ADJUSTMENTS OF NUMBER OF SHARES, ETC.

            (a) ADJUSTMENT IN NUMBER OF SHARES. If the Company shall at any time after the Exchange Date subdivide or combine the outstanding Stock, the number of Shares issuable upon exercise of the Warrant at the Exercise Price shall forthwith be adjusted so that the number of Shares issuable upon the exercise of the Warrant after giving effect to such subdivision, combination or issuance shall be equal to a percentage of the total number of issued and outstanding shares of Stock at such time equal to the percentage of issued and outstanding shares of Stock constituted by the number of Shares issuable upon the exercise of the Warrant immediately prior to such subdivision, combination or issuance, in each case on a fully diluted basis.

            (b) RECLASSIFICATION, CONSOLIDATION MERGER, ETC. In case of any reclassification or change of the outstanding Stock, or in the case of any consolidation of the Company with, or merger of the Company with or into, another entity (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any reclassification or change of the outstanding Stock), or in the case of a sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, the Holder shall thereafter have the right to purchase upon exercise or exchange of the Warrant the kind and number of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder was the owner of the Stock underlying the Warrant immediately prior to any such events at a price equal to the Exercise Price.

            (c) DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time after the Exchange Date and prior to the exercise of the Warrant declare a distribution or otherwise distribute to its shareholders any assets, property, rights, dividends, evidences of indebtedness, securities, whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unexercised Warrant shall thereafter be entitled, in addition to the Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of the Warrant, the same assets, property, rights, dividends, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution had they exercised the Warrant prior to the record date fixed for the determination of shareholders entitled to receive such distribution. At the time of such distribution, the Company shall make appropriate reserves including, if requested by the Holder, the establishment of an escrow on terms satisfactory to the Holder into which such assets, property, rights, dividends, evidences of indebtedness, securities or other things of value shall be held for the benefit of the Holder, to ensure the timely performance of the provisions of this Section 8(c).

            (d) BELOW MARKET ISSUANCE. In the event that the Company shall at any time after the Exchange Date (i) issue any Stock (other than Shares, and other than Stock issuable upon conversion of the Zero Coupon Convertible Preferred Stock pursuant to Section F of the Zero Coupon Certificate of Designations) without consideration or at a price per unit less than the Current Market Price per share of Stock (as defined in Section 8(g) hereof), or (ii) issue options, rights or warrants to subscribe for or purchase Stock (or securities convertible into Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Stock) less than the then Current Market Price per share of Stock, the number of Shares for which the Warrant is exercisable to be in effect after the date of such issuance shall be determined by multiplying the number of Shares for which the Warrant is exercisable in effect immediately prior to the date of such issuance by a fraction, of which the denominator shall be the number of shares of Stock outstanding on the date of such issuance PLUS the number of shares of Stock which the aggregate offering price of the total number of shares of Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per share and of which the numerator shall be the number of shares of Stock outstanding on the date of such issuance PLUS the number of additional shares of Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by an independent investment banking firm reasonably acceptable to the Majority Holders (the cost of the engagement of said investment banking firm to be borne by the Company). Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such units or options, rights or warrants are not so issued, the number of Shares for which the Warrant is exercisable shall again be adjusted to be the number of Shares for which the Warrant is exercisable which would then be in effect if the date of such issuance had not been fixed.

            (e) OTHER DILUTIVE EVENTS. In case any event shall occur as to which the other provisions of this Section 8 are similar to, but not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Agreement and the Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of a majority of the Warrant may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by this Agreement and the Warrant. Upon receipt of such opinion (the "HOLDERS' OPINION"), if the Company agrees with the Holders' Opinion, it will promptly mail a copy thereof to the each Holder and shall make the adjustments described therein. If the Company does not agree with the Holders' Opinion, the Company shall cause the Company's independent auditors to review the Holders' Opinion. If the Company notifies the Holders within 30 days from the receipt of the Holders' Opinion that based upon the opinion of the Company's independent auditors it objects to the Holders' Opinion, then the accountants rendering the Holders' Opinion and the Company's independent auditors shall select a third firm of independent public accountants who will have 30 days to deliver its opinion to the Company and the Holders. The opinion of such third firm shall be conclusive and binding on the Company and the Holders. Each party shall bear its own fees and expenses for the accountant appointed by such party and the Company and the Holders, pro rata, shall equally bear the expenses of the third firm appointed pursuant to this Section.

            (f) PRESERVATION OF RIGHTS. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrant against dilution or other impairment as provided herein.

            (g) CERTAIN DEFINITIONS RELATIVE TO ADJUSTMENTS.

            (i) For the purpose of any computation under this Article 8 or
      Article 1, the "Current Market Price per share" of Stock on any date shall mean, in respect of any share of Stock on any date herein specified, (A) if there shall then be a public market for the Stock, the weighted average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date; the daily market price for each such Business Day being (1) the last sale price on such day on the principal stock exchange or market on which such Stock is then listed or admitted to trading, or
      (2) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or market; or (B) at any time there is not a public market for the Stock, the higher of (1) the Book Value per share of Stock at such date and (2) the Appraised Value per share of Stock at such date.

            (ii) For purposes of any calculation under this Article 7 and
      Article 3, "Appraised Value" shall mean, with respect to any share of Stock on any date herein specified, the fair market value of such share of Stock (determined without giving effect to the discount for (A) a minority interest, or (B) any lack of liquidity of such Stock or the fact that the Company may have no class of securities registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date, as determined by an investment banking firm acceptable to the Company and the Majority Holders, it being understood that for purposes of determining such Appraised Value per unit, outstanding at such date shall include shares of Stock issuable in respect of such Warrants, other options or warrants to purchase, or securities convertible into, Stock.

            (iii) For purposes of any calculation under this Article 7, "Book Value" shall mean, with respect to any share of Stock on any date herein specified, the consolidated stockholders' equity (as reflected on the consolidated balance sheet of the Company and its Subsidiaries and determined in accordance with GAAP) of the Company and its Consolidated Subsidiaries as of the last day of the month immediately preceding such date, divided by all shares of such Stock outstanding at such date and all shares of such Stock issuable in respect of the Warrants exercisable for shares of such Stock, other options or warrants to purchase, or securities convertible into, shares of such Stock.

            (h) NOTICE OF ADJUSTMENT. Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Company shall promptly mail by nationally recognized overnight carrier, to the Holder notice of such adjustment or adjustments, certified by the Chief Financial Officer of the Company, setting forth the number of Shares purchasable upon the exercise of the Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall, in the absence of manifest error, be conclusive evidence as to the correctness of such adjustment.

            9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATE.

            (a) The Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor and date, in lieu thereof.

            10. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized Stock, and, if applicable, its other capital interests, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Stock and, if applicable, such other capital interest as may be issuable from time to time upon the exercise thereof. At any time the Holder may demand a certificate from the Company certifying compliance with the requirements of this Section 11 and setting forth in reasonable detail the calculations supporting such certification. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all Stock and, if applicable, such other capital interest issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

            11. NOTICES TO WARRANT HOLDER. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a member in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If however, at any time prior to the expiration of the Warrant and their exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of its Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company shall offer to all the holders of its Interest any additional units of ownership interest of the Company or securities convertible into or exchangeable for Stock of the Company, or any option, right or warrant to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholder entitled to such distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

            12. NOTICES. Notices to be given hereunder by either party to the other may be by courier, postage prepaid. Notices shall be addressed to the parties as follows:

            (a) If to a registered Holder of the Warrant, to the address of the Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holder.

A party hereto may change its address by written notice delivered in accordance with this Section 12. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; notices sent via overnight courier shall be deemed communicated as of one day after proper mailing; notices sent via U.S. mail shall be deemed communicated as of three business days after proper mailing.

            13. SUPPLEMENTS AND AMENDMENTS. The Company and CIBC Capital may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in this regard to matters or questions arising hereunder which the Company and CIBC Capital may deem necessary or desirable and which the Company and CIBC Capital deem not to adversely affect the interests of the Holder of the Warrant Certificate.

            14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and permitted assigns hereunder.

            15. TERMINATION. This Agreement will terminate on the earliest to occur of (a) the date on which the Warrant expires unexercised, (b) the date on which the Warrant has been exercised and all the Shares issuable upon exercise of the Warrant have been resold to the public and (c) the date on which the Warrant is sold to the Company pursuant to Section 4(b) hereof; PROVIDED, HOWEVER, that the provisions of Section 7(g) shall survive any such termination.

            16. RULES 144 AND 144A. The Company covenants that it will file the reports required to be filed by it under the Act and the Exchange Act, and it will take such further action as any holder of its Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

            17. MERGER OR CONSOLIDATION OF THE COMPANY. Subject to Section 8(b), so long as Warrants and/or Registrable Securities remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be, shall expressly assume, by supplemental agreement executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

            18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and CIBC Capital and any other registered holder or holders of the Warrant Certificate, the Warrant or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and CIBC Capital and any other holder or holders of the Warrant Certificate, the Warrant or the Shares.

            19. APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE SECTION HEADINGS HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE AND ARE NOT A PART OF THIS AGREEMENT.

            20. COUNTERPARTS. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

            21. WAIVERS. The waiver by any party hereto of a breach of any provision of this Agreement by any party hereto shall not operate or be construed as a waiver of any other breach by such party.

            22. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            23. INDEX OF DEFINED TERMS. The following terms used in this Agreement are defined at the indicated locations in this Agreement.

            "Act": as defined in Section 6.

            "Agreement": as defined in the caption to this Agreement.

            "Appraised Value": as defined in Section 8(g).

            "Blue Sky Application": as defined in Section 7(g)(a).

            "Book Value": as defined in Section 8(g).

            "CIBC Capital": as defined in the caption to this Agreement.

            "Closing Date": as defined in the Credit Agreement, April 6, 1999.

            "Commission": as defined in Section 7(d)(a).

            "Company": as defined in the caption to this Agreement.

            "Company Indemnified Parties": as defined in Section 7(g)(c).

            "Credit Agreement": as defined in the recitals to this Agreement.

            "Current Market Price per share": as defined in Section 8(g).

            "Demand Registration Request": as defined in Section 7(d)(a).

            "Exchange Act": as defined in Section 7(e)(j).

            "Exchange Date": as defined in the recitals to this Agreement.

            "Exercise Price": as defined in Section 4.

            "Holder": as defined in Section 4.

            "Holder Indemnified Parties": as defined in Section 7(g)(a).

            "Inspectors": as defined in Section 7(e)(h).

            "NASD": as defined in Section 7(e)(k).

            "Notice": as defined in Section 7(c).

            "Piggyback Registration": as defined in Section 7(c).

            "Primrose": as defined in Section 3.

            "Primrose": as defined in Section 3.

            "Primrose Liquidity Event": as defined in Section 3.

            "Primrose Shares": as defined in Section 3.

            "Primrose Warrant": as defined in Section 3.

            "Primrose Warrant Agreement": as defined in Section 3.

            "Registrable Security": as defined in Section 7(b).

            "Registration Statement": as defined in Section 7(c).

            "Selling Holder": as defined in Section 7(e)(a).

            "Shares": as defined in the recitals to this Agreement.

            "Stock": as defined in the recitals to this Agreement.

            "Value": as defined in Section 3.

            "Warrant Certificate": as defined in Section 2.

            "Warrant Exercise Term": as defined in Section 1.

            "Warrant": as defined in the recitals to this Agreement.

                            [Signature Page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                                   SECURITY CAPITAL CORPORATION

                                       By: /s/ A GEORGE GEBAUER
                                       Name:   A. George Gebauer
                                       Title:  President

                                   CIBC CAPITAL CORPORATION

                                       By: /s/ MICHAEL P. DAVEN
                                       Name:   Michael P. Daven
                                       Title:  Managing Director

                                                                       EXHIBIT A

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE

                   5:00 P.M., NEW YORK TIME, APRIL 6, 2009

--------------------------------------------------------------------------------
No. 1                                                       [__________] Shares

--------------------------------------------------------------------------------

                                     FORM OF

                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that CIBC Capital Corporation ("CIBC") or its registered assigns, is the registered holder of a warrant (this "WARRANT") to purchase, at any time from the Exchange Date (as defined in the Warrant Agreement referred to below) until 5:00 P.M., New York City time on April 6, 2009 (the "EXPIRATION DATE"), up to [________] shares (the "SHARES") of fully paid and non-assessable Class A common stock, par value $0.01 per share (the "STOCK"), of Security Capital Corporation (the "Company"), at the exercise price of $0.01 per Share (the "EXERCISE PRICE") (subject to any adjustment as provided in Section 8 of the Warrant Agreement) upon surrender of this Warrant Certificate and, in the case of the exercise of this Warrant, payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of April 6, 1999, by and between the Company and CIBC (as amended, supplemented or otherwise modified from time to time, the "WARRANT AGREEMENT"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

            This Warrant may not be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time the Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrant evidenced by this Warrant Certificate is duly authorized and issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in the description herein of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders of this Warrant (the words "holders" or "holder" meaning the registered holders or registered holder).

            The Warrant Agreement provides that upon the occurrence of certain events, the number of the Company's securities issuable upon the exercise of this Warrant may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the number and/or type of securities issuable upon the exercise of the Warrant; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of a transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate of like tenor and date and evidencing in the aggregate a warrant to purchase a like number of Shares shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, any distribution to the holder(s) hereof and for all other purposes. The Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:  ____________

                                   SECURITY CAPITAL CORPORATION

                                   By:________________________________________

                                     Name:
                                     Title:

Attest:

Name:
Title:

                                  SUBSCRIPTION

            The undersigned, pursuant to the provisions of the Warrant Agreement, hereby agrees to subscribe for and purchase ______ shares of common stock, par value $__ per share, of SECURITY CAPITAL CORP., covered by the foregoing Warrant, and makes payment therefor in full at the price per unit provided in the Warrant Agreement.

Dated:                                  Signature:____________________________

                                        Address:______________________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto ______________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________ attorney, to transfer such Warrant on the books of SECURITY CAPITAL CORP.

Dated:                                  Signature:____________________________

                                        Address:______________________________

                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED, ___________________ hereby assigns and transfers unto __________________________ the right to purchase _______ shares of common stock, par value $__ per share, of SECURITY CAPITAL CORP., covered by the foregoing Warrant, and a proportionate part of such Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ________________________ attorney, to transfer that part of such Warrant on the books of SECURITY CAPITAL CORP.,

Dated:                                  Signature:_____________________________

                                        Address:_______________________________